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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                ----------------

         Date of Report (Date of earliest event reported): May 22, 2003



                          AmerisourceBergen Corporation
           ----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




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    Delaware                         1-16671                       23-3079390
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
 (State or Other                   (Commission                  (I.R.S. Employer
 Jurisdiction of                   File Number)                 Identification No.)
 Incorporation)
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  1300 Morris Drive
  Chesterbrook, PA                                                   19087-5594
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
  (Address of principal executive offices)                           (Zip Code)
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       Registrant's telephone number, including area code: (610) 727-7000


    Former Address: 1300 Morris Drive, Suite 100, Chesterbrook, PA 19087-5594
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events and Regulation FD Disclosure.

      On May 22, 2003, AmerisourceBergen Corporation (the "Company") announced the signing of a definitive agreement to purchase Anderson Packaging, Inc. for approximately $100 million, including assumed debt. The definitive agreement provides for certain potential adjustments to the purchase price at closing. The Company has agreed to issue 814,145 shares of its common stock upon the closing of the transaction in partial payment of the purchase price. The remainder of the purchase price will be funded using cash.

      A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

                  99.1    News Release dated May 22, 2003
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERISOURCEBERGEN CORPORATION


                                          By: /s/ Michael D. DiCandilo
                                              ------------------------
                                              Name:   Michael D. DiCandilo
                                              Title:  Senior Vice President and
                                                      Chief Financial Officer

Date: May 22, 2003
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                                  EXHIBIT INDEX



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Exhibit No.                                      Description
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
99.1                                             News Release dated May 22, 2003
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